EXHIBIT 2

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D (including amendments thereto) to which this joint filing agreement is attached, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th day of March, 2018.

VAN HERK INVESTMENTS B.V.

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

VAN HERK PRIVATE EQUITY INVESTMENTS B.V.

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

STICHTING ADMINISTRATIEKANTOOR PENULATA

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

VAN HERK MANAGEMENT SERVICES B.V.

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

ONROEREND GOED BEHEER- EN BELEGGINGSMAATSCHAPPIJ A. VAN HERK B.V.

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

A. VAN HERK HOLDING B.V.

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

STICHTING ADMINISTRATIEKANTOOR ABCHRYS

By:	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact

ADRIANUS VAN HERK

By	/s/Erik G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact